March 9, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the statements made by American Funds Global Growth Portfolio, American Funds Growth and Income Portfolio, American Funds Managed Risk Growth Portfolio, American Funds Managed Risk Growth and Income Portfolio, American Funds Managed Risk Global Allocation Portfolio, American Funds IS 2010 Target Date Fund, American Funds IS 2015 Target Date Fund, American Funds IS 2020 Target Date Fund, American Funds IS 2025 Target Date Fund, American Funds IS 2030 Target Date Fund, American Funds IS 2035 Target Date Fund, American Funds IS 2040 Target Date Fund, American Funds IS 2045 Target Date Fund, American Funds IS 2050 Target Date Fund, American Funds IS 2055 Target Date Fund, American Funds IS 2060 Target Date Fund, and American Funds IS 2065 Target Date Fund, and American Funds IS 2070 Target Date Fund, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 8 of Form N-CSR of the funds listed above dated March 9, 2026. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP Los Angeles, California